Exhibit 10.5

INDEMNIFICATION AGREEMENT

dated [●]

by and among

ObsEva SA, Chemin des Aulx 12, 1228 Plan-les-Ouates

(hereinafter the “Company”)

and

[●], [●]

(hereinafter the “Indemnitee” and

together with the Company

the “Parties” and each a “Party”)

regarding the indemnification of Indemnitee by the Company under certain circumstances.

INDEMNIFICATION AGREEMENT

TABLE OF CONTENTS

1.	INDEMNIFICATION	3

2.	INDEMINIFICATION PROCEDURE	6

3.	PARTIAL INDEMNIFICATION	7

4.	MUTUAL ACKNOWLEDGEMENT	7

5.	SEVERABILITY	7

6.	COUNTERPARTS	7

7.	CONTRIBUTION	7

8.	CONSTRUCTION OF CERTAIN PHRASES	8

9.	BINDING EFFECT: SUCCESSORS AND ASSIGNS	8

10.	ATTORNEYS’ FEES	8

11.	NOTICE	9

12.	CONSENT TO JURISDICTION	9

13.	CHOICE OF LAW	9

14.	SUBROGATION	9

15.	AMENDMENT AND TERMINATION	9

16.	INTEGRATION AND ENTIRE AGREEMENT	9

17.	NO CONSTRUCTION AS EMPLOYMENT AGREEMENT	9

INDEMNIFICATION AGREEMENT

WHEREAS, the Company [has issued][intends to issue] its registered shares through a registered public offering in the United States, and as a result, Indemnitee [is][will be] exposed to litigation risks arising from claims that may be made under the laws of several jurisdictions, including U.S. and Swiss laws;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general limitations in the coverage of such insurance;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company or a subsidiary of the Company (“Subsidiary”) may not be willing to serve or continue to serve as officers and directors without additional protection;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company or a Subsidiary and to indemnify these officers and directors so as to provide them with the maximum protection permitted by law; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Articles of Association and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS

1.	INDEMNIFICATION

(A)	Qualified Position of Indemnitee. Subject to the terms and conditions of this Agreement, this Agreement covers certain expenses and payments that may arise out of the performance of the Indemnitee’s function:

(i)	as a member of the board of directors, employee or agent of the Company; and/or

(ii)	as a member of the board of directors, employee or agent of any Subsidiary; and/or

(iii)	as a member of the board of directors, consultant, agent, affiliate, employee or participant of another corporation, partnership, trust or other enterprise for which the Indemnitee conducts or conducted business at the request of the Company or any Subsidiary, and for which actions or omissions the Indemnitee may be held liable pursuant to applicable law.

(any of these positions set out under Section 1(A)(i) through 1(A)(iii) above, a “Qualified Position”).

INDEMNIFICATION AGREEMENT

(B)	Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed direct action or proceeding (which, as used in this Agreement, shall include any alternative dispute resolution action proceeding) (other than an action in the right of the Company) by reason of the fact that Indemnitee is holding or held a Qualified Position, or by reason of any action or inaction on the part of Indemnitee while holding a Qualified Position, against expenses (including attorneys’ fees), judgments and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) actually and reasonably incurred by Indemnitee in connection with such action or proceeding.

The entitlement to the indemnification contemplated in this Section 1(B) shall not apply, and any prepaid expenses shall be reimbursed by the Indemnitee to the Company or the relevant Subsidiary, if:

(i)	a competent court, arbitration court, or governmental or administrative authority, holds in a final or enforceable judgment, decision or ruling, the Indemnitee to be liable and concludes that the relevant actions or omissions giving rise to covered action or proceeding constitute an intentional or grossly negligent breach of the Indemnitee’s statutory duties under applicable law;

(ii)	absent a final or enforceable judgment, decision or ruling by a competent court, arbitration court, or governmental or administrative authority, it is prima facie apparent, that the relevant actions or omissions giving rise to the covered action or proceedings constitute an intentional or grossly negligence breach of the Indemnitee’s statutory duties under applicable law. A majority vote of the board of directors of the Company who are not and were not party to the covered action or proceeding in respect of which indemnification is sought by the Indemnitee (the “Disinterested Directors”) shall determine whether it is prima facie apparent that the relevant actions or omissions giving rise to the covered action or proceeding, constitute an intentional or grossly negligent breach of the statutory duties of the Indemnitee. If there are not at least three (3) Disinterested Directors, the matter shall be referred to a partner of a reputed Swiss law firm (appointed by the Company) who has not been involved in any respect in such matter and who has not advised the Company or any party involved in the proceedings.

INDEMNIFICATION AGREEMENT

(C)	Proceedings in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is holding or held a Qualified Position, by reason of any action or inaction on the part of Indemnitee while holding a Qualified Position, against such expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with such action or proceeding.

The entitlement to the indemnification contemplated in this Section 1(C) shall not apply, and any prepaid expenses shall be reimbursed by the Indemnitee to the Company or the relevant Subsidiary, if, absent a final or enforceable judgment, decision or ruling by a competent court, arbitration court, or governmental or administrative authority, it is prima facie apparent, that the relevant actions or omissions giving rise to the covered action or proceeding constitute an intentional or grossly negligence breach of the Indemnitee’s statutory duties under applicable law. A majority vote of the Disinterested Directors shall determine whether it is prima facie apparent that the relevant actions or omissions giving rise to the covered action or proceeding, constitute an intentional or grossly negligent breach of the statutory duties of the Indemnitee. If there are not at least three (3) Disinterested Directors, the matter shall be referred to a partner of a reputed Swiss law firm (appointed by the Company) who has not been involved in any respect in such matter and who has not advised the Company or any party involved in the proceedings.

(D)	Scope. Notwithstanding any other provision of this Agreement, Indemnitee shall be entitled to such indemnification, reimbursement and the like only to the extent permitted under Swiss law.

(E)	Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under any other agreement to which Indemnitee is a party. The indemnification provided under this Agreement shall continue to apply to Indemnitee for any action taken or not taken while holding a Qualified Position even though he may have ceased to hold such Qualified Position at the time of any action or other covered proceeding.

INDEMNIFICATION AGREEMENT

(F)	Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any Subsidiary (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a covered action or proceeding pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such covered action or proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such covered action or proceeding in accordance with the terms of such policies.

2.	INDEMINIFICATION PROCEDURE

(A)	Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

Procedure. Any indemnification provided for in Section 1 above shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Association or Organizational Regulations providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 10 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in the course of such action.

Unless a reasonable and good faith determination by the Disinterested Directors or, as the case may be, a partner of a reputed Swiss law firm, pursuant to Section 1(B)(ii) and 1(C) has been made, the Company shall advance funds necessary to pay for the expenses contemplated under Section 1(B) and 1(C), provided such expenses are actually and reasonably incurred by the Indemnitee in connection with any covered action or proceeding within thirty (30) calendar days after the receipt by the Company of each statement requesting such advance from time to time and reasonable documentation evidencing the respective expenses. Advances shall be unsecured and interest free.

INDEMNIFICATION AGREEMENT

3.	PARTIAL INDEMNIFICATION

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, (including attorneys’ fees), or judgments actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses or judgments to which Indemnitee is entitled.

4.	MUTUAL ACKNOWLEDGEMENT

Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the United States Securities and Exchange Commission or another governmental agency of competent jurisdiction to submit the question of indemnification to a court in certain circumstances for a determination if the Company is permitted under applicable law or public policy to indemnify Indemnitee.

5.	SEVERABILITY

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

7.	CONTRIBUTION

If the indemnification provided for in Section 1 and 2 above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any expenses and any other amount Indemnitee becomes legally obligated to pay, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee,

INDEMNIFICATION AGREEMENT

or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such expenses or any other amounts Indemnitee is legally obligated to pay, as well as any other relevant equitable considerations.

8.	CONSTRUCTION OF CERTAIN PHRASES

References to the “Company” shall include, in addition to ObsEva SA, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger to which ObsEva SA (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director or officer of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as Indemnitee would have with respect to such constituent company if its separate existence had continued.

9.	BINDING EFFECT: SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and executors, personal or legal representatives and administrators.

10.	ATTORNEYS’ FEES

To the maximum extent provided for under Swiss law, in the event that any action or proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action or proceeding, except for the pro-rata amount of any such costs and expenses relating to material assertions that, as a part of such action or proceeding, the court of competent jurisdiction determines were not made in good faith or were frivolous. To the maximum extent provided for under Swiss law, in the event of an action or proceeding instituted in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys, fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), except for the pro-rata amount of any such court costs and expenses relating to material assertions that, as a part of such action, the court determines were not made in good faith or were frivolous.

INDEMNIFICATION AGREEMENT

11.	NOTICE

All notices, requests, demands and other communications under this Agreement shall be in writing. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

12.	CONSENT TO JURISDICTION

The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Ordinary Court of the Canton of Geneva, Switzerland, for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in such courts.

13.	CHOICE OF LAW

This Agreement shall be governed by and its provisions construed in accordance with the laws of Switzerland with the exclusion of its Federal Statute regarding International Private Law.

14.	SUBROGATION

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

15.	AMENDMENT AND TERMINATION

No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

16.	INTEGRATION AND ENTIRE AGREEMENT

This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

17.	NO CONSTRUCTION AS EMPLOYMENT AGREEMENT

Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

Signatures on next page.

INDEMNIFICATION AGREEMENT

SIGNATURES OF THE PARTIES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ObsEva SA

Name: [●]	Name: [●]

Function: [●]	Function: [●]

Indemnitee

Name: [●]

Function: [●]